Exhibit 21

                           BERKELEY TECHNOLOGY LIMITED
                    Subsidiary Listing as of March 23, 2005


Berkeley Technology Limited (Jersey, Channel Islands corporation)

          Berkeley International Capital Limited (Guernsey, Channel Islands corporation)

          Berkeley International Limited (Jersey, Channel Islands corporation)

          Frederick Morgan & Co. Limited (Jersey, Channel Islands corporation)

                    Berkeley   International   Technologies,    Inc.   (Delaware
                    corporation)

                              Berkeley International Advisors, Inc. (California corporation)

          London Pacific Advisers Limited (United Kingdom corporation)

          London Pacific Assurance Limited (Jersey, Channel Islands corporation)

                    LPAL   Investments   Limited   (Guernsey,   Channel  Islands
                    corporation)

          London  Pacific  Trust  Company  Limited   (Jersey,   Channel  Islands
          corporation)

                    Berkeley (USA) Holdings Limited (California corporation)

                              Berkeley     International     Asset    Management
                              (California corporation)

                              Berkeley    Institutional     Investment,     Inc.
                              (California corporation)

                              Berkeley    International    Capital   Corporation
                              (California corporation)

                    London Pacific Secretaries Limited (Jersey, Channel Islands corporation)


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Notes:
(1)   Each indentation reflects another tier of ownership.

(2) All subsidiaries are 100% owned and are listed above, except that several subsidiaries that in the aggregate are insignificant have been omitted.